UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

BOINGO WIRELESS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to: Ilan Lovinsky, Esq. Ryan Gunderson, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Rd., Suite 200 San Diego, CA 92130 (858) 436-8000

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On or around May 31, 2016, Boingo Wireless, Inc., a Delaware corporation (“Boingo” or the “Company”), mailed a letter to stockholders (included below) in connection with its solicitation of proxies to be used at the Company’s 2016 Annual Meeting of Stockholders to be held on June 9, 2016 at 10:30 a.m. local time at the Hotel Palomar located at 10740 Wilshire Boulevard, Los Angeles, California, 90024 and at any and all adjournments, postponements or reschedulings thereof (the “2016 Annual Meeting”).  The Company filed a definitive proxy statement with the Securities and Exchange Commission on April 28, 2016 and mailed the definitive proxy statement to its stockholders (the “Boingo Proxy Statement”).

Letter to Stockholders Dated May 31, 2016

Included below is Boingo’s letter to stockholders, dated May 31, 2016, which encourages stockholders to vote the WHITE proxy card provided by Boingo’s Board of Directors (the “Board”).  In the letter, Boingo provided information about its highly qualified and very experienced nominees and other information about the Company, and encouraged Boingo stockholders to vote for the Board’s nominees and reject the nominees presented by four individual stockholders, together with a new hedge fund affiliated with two of the stockholders, Ides Capital (collectively, the “Ides Group”).

Important Additional Information And Where To Find It

In connection with its solicitation of proxies for the 2016 Annual Meeting of Stockholders, Boingo has filed with the SEC and mailed to stockholders the Boingo Proxy Statement, together with a WHITE proxy card. Boingo, its directors and its executive officers are deemed to be participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting. Information regarding the interests of such participants is included in the Boingo Proxy Statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation. To the extent holdings of Boingo’s securities change from the amounts shown in the Boingo Proxy Statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE BOINGO PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY BOINGO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may be able to obtain an additional copy of Boingo Proxy Statement, any amendments or supplements thereto, the accompanying WHITE proxy card, and other documents filed by Boingo with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.boingo.com, by writing to the Company’s Corporate Secretary at Boingo Wireless, 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, or by calling the Company’s Corporate Secretary at (310) 586-5180.

May 31, 2016

Dear Fellow Stockholder,

Boingo’s 2016 Annual Meeting of Stockholders is quickly approaching and the future of your investment in Boingo is at stake.

The Boingo Board of Directors and management team are seeking your support for Charles Boesenberg and Terrell Jones, two very accomplished and talented Board members who possess the public company and technology expertise we need to drive our continued success.

Boingo has been executing a bold, multi-year strategic transformation that is positioning the Company for further growth and value creation. As our most recent quarterly results show, our strategic plan is clearly working.  We believe it will continue to drive stockholder value.

It is important for Boingo stockholders to know that a new hedge fund named Ides Capital is seeking to replace your two highly-qualified directors with its own hand-picked nominees. Ides Capital not only has no track record of contributing to the success of any public company, it also owns no shares of Boingo. Ides is simply working with a group of individuals who hold less than 0.5% of Boingo’s outstanding shares (collectively, the “Ides Group”). We believe the Ides Group’s nominees, who have no experience in Boingo’s industry, are unqualified to represent stockholders on the Boingo Board. In fact, neither Ides Group nor its nominees have offered a single new idea or strategic plan for Boingo and we believe their election would disrupt the significant progress we are making.

Your vote is very important. Please vote today by telephone, internet or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided.

LEADING INDEPENDENT PROXY ADVISORY FIRM GLASS LEWIS RECOMMENDS STOCKHOLDERS VOTE FOR BOINGO’S DIRECTORS ON THE WHITE PROXY CARD

On May 27th, leading independent proxy advisory firm, Glass Lewis & Co. (“Glass Lewis”) issued a report recommending that Boingo stockholders vote “FOR” Boingo’s highly-qualified and experienced director nominees — Charles Boesenberg and Terrell Jones — on the WHITE proxy card at the Company’s Annual Meeting of Stockholders on June 9, 2016.

In its report, Glass Lewis stated(1):

•                  “Overall, we believe the incumbent board and management deserve credit for developing significant alternative business lines in the face of the Company’s declining core retail business.”

•                  “We find that the Management Nominees’ significant executive and board experience at public companies in the technology and telecommunications industries makes them considerably more qualified to serve on the Boingo board than the Dissident Nominees, who have limited or no public board experience and no operating experience in industries relevant to Boingo.”

(1)  Permission to use quotations neither sought nor obtained.

WE BELIEVE CHARLES BOESENBERG AND TERRELL JONES ARE EXTREMELY QUALIFIED TO OVERSEE BOINGO’S STRATEGIC TRANSFORMATION.

THE IDES GROUP NOMINEES ARE NOT!

Charles Boesenberg Boingo Lead Independent Director Director since 2011	Karen Finerman Ides Group Nominee

             Led growing technology and telecommunications companies

             Served on 7 public company boards

             Oversaw 88% stock price appreciation as Director at Keynote Systems, Inc. until company was acquired in 2013

             Oversaw 61% stock price appreciation as Director at Websense, Inc. until company was acquired in 2013

             Financial expert, financial literacy and financially sophisticated, in accordance with SEC rules

       No relevant industry experience

       No executive leadership experience

       Only served on one public company board as a dissident nominee — GrafTech, a maker of graphite electrodes and other carbon-based products

     While on GrafTech’s Board, stock price decreased in value by 52% until its sale

Terrell B. Jones Boingo Independent Director Director since 2013	Bradley Stewart Ides Group Nominee

             More than 20 years of experience in the internet, travel and ecommerce industries

             Served on 7 public company boards

             Oversaw 54% stock price appreciation as Founder and Chairman of Kayak.com from its IPO until company was acquired in 2013

             Oversaw 51% stock price appreciation as Director at La Quinta Corp until company was acquired in 2006

             Financial expert, financial literacy and financially sophisticated, in accordance with SEC rules

No industry experience No public company board experience Limited leadership experience in unrelated industry for a private company

THE CHOICE IS CLEAR. VOTE THE WHITE PROXY CARD FOR BOINGO’S

DIRECTOR NOMINEES.

Boingo’s director nominees, Charles Boesenberg and Terrell Jones, together have more than fifty years of combined senior management experience in the technology, telecommunications and travel industries — these industries are the cornerstones of Boingo’s strategic plan. Messrs. Boesenberg and Jones are critical to the future of the Company and to the continued execution of our strategic plan. Furthermore, their extensive experience in corporate development and M&A, operations, strategic development and governance are extremely valuable to Boingo as we continue to drive the Company’s growth and success.

In stark contrast, the Ides Group’s nominees — Karen Finerman and Bradley Stewart — bring neither the experience nor the expertise necessary for Boingo to continue to execute on its strategic plan — especially at this stage of the transformation.

We believe replacing Charles Boesenberg or Terrell Jones with the Ides Group’s underqualified nominees will remove critical knowledge at the Board level and put your investment in Boingo at risk.

PROTECT THE VALUE OF YOUR INVESTMENT IN BOINGO AND

VOTE THE WHITE PROXY CARD TODAY

We are confident that your Board and management team are taking the right steps to create value for the benefit of all Boingo stockholders and we are very enthusiastic about the Company’s future prospects. Our ongoing board search process, our continued responsiveness to stockholder feedback and the changes we have made demonstrate the commitment of this Board to ensuring that Boingo is well-governed and focused on stockholder value.

Whether or not you plan to attend the 2016 Annual Meeting, you have an opportunity to protect your investment in Boingo by voting the WHITE proxy card for Boingo’s director nominees. We urge you to vote today by telephone, by internet, or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided.

Please do not return or otherwise vote any gold proxy card sent to you by the Ides Group. If you have already sent back the gold card, you can still change your vote by using the enclosed WHITE proxy card to support your Board’s highly qualified director nominees. If you have any questions or need assistance in voting your shares, please call MacKenzie Partners, Inc. toll free at (800) 322-2885 or at (212) 929-5500 or by email at proxy@mackenziepartners.com

With your support — and your vote on the enclosed WHITE proxy card — we can keep Boingo on the right track and continue to execute on our successful transformation.

Thank you for your support.

Sincerely,

David Hagan	Charles Boesenberg
Chairman & Chief Executive Officer	Lead Independent Director

Cautionary Statement Regarding Forward-Looking Statements

This letter contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include, among other statements, any statements regarding Boingo’s strategic plans, value creation, stock price and operating results, progress and timing of results from the execution of the strategic plan and the effectiveness of Boingo’s Board in overseeing the execution of Boingo’s strategic plan. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to maintain our existing and establish new relationships with venue partners, particularly key airport venue partners and military bases, our ability to maintain revenue growth and achieve profitability, our ability to execute on our strategic and business plans, our ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016 and Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 9, 2016. Any forward-looking statement made by Boingo in this letter speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Important Additional Information and Where to Find It

In connection with its solicitation of proxies for the 2016 Annual Meeting of Stockholders, Boingo Wireless, Inc. has filed with the SEC and mailed to stockholders a definitive proxy statement dated April 28, 2016 together with a WHITE proxy card. Boingo, its directors and its executive officers are deemed to be participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation. To the extent holdings of Boingo’s securities change from the amounts shown in the definitive proxy statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY BOINGO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may be able to obtain an additional copy of definitive proxy statement, any amendments or supplements thereto, the accompanying WHITE proxy card, and other documents filed by Boingo with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.boingo.com, by writing to the Company’s Corporate Secretary at Boingo Wireless, 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, or by calling the Company’s Corporate Secretary at (310) 586-5180.